LEGG MASON INCOME TRUST, INC.

                              ARTICLES OF AMENDMENT

         Legg Mason Income Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On November 10, 2000, the Board of Directors of Legg Mason Income Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on February 28, 1987, under authority contained in the Corporation's charter, has:

                  (a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion (1,000,000,000) to one billion three hundred million (1,300,000,000) shares;

                  (b) created and established a new share class of Legg Mason U.S. Government Intermediate-Term Portfolio to be known as the "Legg Mason U.S. Government Intermediate-Term Portfolio, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason U.S. Government Intermediate-Term Portfolio, Financial Intermediary Class";

                  (c) created and established a new share class of Legg Mason Investment Grade Income Portfolio to be known as the "Legg Mason Investment Grade Income Portfolio, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Investment Grade Income Portfolio, Financial Intermediary Class"; and

                  (d) created and established a new share class of Legg Mason High Yield Portfolio to be known as the "Legg Mason High Yield Portfolio, Financial Intermediary Class shares" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason High Yield Portfolio, Financial Intermediary Class".

         The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all of the authorized shares was one million (1,000,000) dollars; as increased, the aggregate par value of all of the shares is one million three hundred thousand (1,300,000) dollars.

         SECOND: The Board, by action on November 10, 2000, has changed the name of the class of shares heretofore known as "Legg Mason U.S. Government
Intermediate-Term Portfolio, Navigator Class" to "Legg Mason U.S. Government Intermediate-Term Portfolio, Institutional Class"; changed the name of the class of shares heretofore known as "Legg Mason Investment Grade Income Portfolio, Navigator Class" to "Legg Mason Investment Grade Income Portfolio, Institutional

Class"; and changed the name of the class of shares heretofore known as "Legg Mason High Yield Portfolio, Navigator Class" to "Legg Mason High Yield Portfolio, Institutional Class".

         THIRD: Each Primary, Institutional, and Financial Intermediary Class shares of the series designated Legg Mason U.S. Government Intermediate-Term Portfolio, Legg Mason Investment Grade Income Portfolio and Legg Mason High Yield Portfolio (each herein referred to as a "Series") shall represent investment in the same pool of assets as every other share of the same Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of the same Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

         (1) The net asset values of Primary, Institutional, and Financial Intermediary Class shares of a Series shall be calculated separately. In calculating the net asset values,

                  (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class shall be charged separately with such other expenses as may be permitted by Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all classes of the respective Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require.

         (2) Dividends and other distributions shall be paid on Primary, Institutional, and Financial Intermediary Class shares of a Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Primary, Institutional, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                  (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to each class of the respective Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require.


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

         (3) Each class of a Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of a Series shall vote together, and every share of a Series, regardless of class, shall have an equal vote with every other share of that Series.

         FOURTH: Immediately before filing these Articles of Amendment, the Corporation had authority to issue one billion (1,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million (1,000,000) dollars. These shares were classified as follows:

Designation                                 Number of Shares
Legg Mason U.S. Government                  50,000,000 Primary Class Shares
     Intermediate-Term Portfolio            50,000,000 Navigator Class Shares

Legg Mason Investment Grade
     Income Portfolio                       50,000,000 Primary Class Shares
                                            50,000,000 Navigator Class Shares

Legg Mason High Yield Portfolio             50,000,000 Primary Class Shares
                                            50,000,000 Navigator Class Shares

Legg Mason U.S. Government                  700,000,000 Shares
     Money Market Portfolio

         FIFTH: Immediately after filing these Articles of Amendment, the Corporation shall have authority to issue one billion three hundred million (1,300,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million three hundred thousand (1,300,000) dollars. These shares are classified as follows:

Designation                      Number of Shares
Legg Mason U.S. Government       50,000,000 Primary Class Shares
     Intermediate-Term Portfolio 50,000,000 Institutional Class Shares
                                 100,000,000 Financial Intermediary Class Shares
Legg Mason Investment Grade
     Income Portfolio            50,000,000 Primary Class Shares
                                 50,000,000 Institutional Class Shares
                                 100,000,000 Financial Intermediary Class Shares

Legg Mason High Yield Portfolio  50,000,000 Primary Class Shares
                                 50,000,000 Institutional Class Shares
                                 100,000,000 Financial Intermediary Class Shares

Legg Mason U.S. Government       700,000,000 Shares
     Money Market Portfolio


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

         SIXTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Sections 2-105(a)(12) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         EIGHTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on April 4, 2001.

ATTEST:                                     LEGG MASON INCOME TRUST, INC.


/s/ Kevin Ehrlich                           By: /s/ Marc R. Duffy
-----------------------------                  ---------------------------------
Kevin Ehrlich                                  Marc R. Duffy
Assistant Secretary                            Vice President and Secretary


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